Exhibit 99.1

CommScope Reports Third Quarter 2022 Results

Third Quarter Highlights

•
Net sales of $2.381 billion
•
Core net sales of $1.990 billion*
•
GAAP net income of $22.9 million
•
Non-GAAP adjusted EBITDA of $347.6 million
•
Core adjusted EBITDA of $352.9 million*
•
Cash flow used in operations of $(87.6) million and non-GAAP adjusted free cash flow of $(91.0) million

* References to certain supplementary “Core” financial measures reflect the results of the Connectivity and Cable Solutions (CCS); Networking, Intelligent Cellular and Security Solutions (NICS), Outdoor Wireless Networks (OWN); and Access Network Solutions segments (ANS), in the aggregate. Core financial measures exclude the results and performance of the Home Networks (Home) segment. See the third quarter segment comparison tables below showing the aggregation of the Core financial measures.

HICKORY, NC, November 3, 2022 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended September 30, 2022.

Summary of Consolidated Results
	Q3	Q2	Q3	% Change	% Change
	2022	2022	2021	Sequential	YOY
	(in millions, except per share amounts)
Net sales	$2,381.4	$2,300.2	$2,105.3	3.5%	13.1%
Core net sales (1)	1,990.0	1,876.3	1,690.2	6.1	17.7
GAAP net income (loss)	22.9	(61.0)	(124.2)	NM	NM
GAAP net income (loss) per share	0.04	(0.36)	(0.68)	NM	NM
Non-GAAP adjusted EBITDA (2)	347.6	299.6	259.1	16.0	34.2
Core adjusted EBITDA (1)	352.9	286.8	274.6	23.0	28.5
Non-GAAP adjusted net income per diluted share (2)	0.50	0.41	0.29	22.0	72.4

NM - Not Meaningful

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate. Core financial measures exclude the results of the Home segment. See the third quarter segment comparison tables below showing the aggregation of the Core financial measures.

(2) See description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below.

“I am pleased to share that we delivered Core net sales of $1.99 billion and Core adjusted EBITDA of $353 million for the third quarter of 2022 – our highest performance on record since completing the ARRIS acquisition. As we have continued to reiterate over the last several quarters, we are taking swift action to drive growth in our business and offset inflationary impacts. Our third quarter results, namely turning our NICS segment profitable in the quarter, are a testament to our execution. While supply chain challenges remain and there is broader macroeconomic uncertainty, we maintain our expectation to deliver Core adjusted EBITDA for the full year 2022 within the previously provided range of $1.15–$1.25 billion,” said Chuck Treadway, President and Chief Executive Officer.

Treadway added, “Our CommScope NEXT transformation continues its strong progression in driving organic growth and efficiency opportunities throughout the Core company. Our teams have executed well in ramping capacity, and our general manager model is enabling greater visibility and flexibility in how we manage our business. As we drive all of these initiatives forward, we believe CommScope is well-positioned to deliver on our targets and create significant incremental shareholder value.”

“Our third quarter performance is a result of strong execution across the entire CommScope team, who continue to deliver on our CommScope NEXT transformation plans. As we continue to drive results through the end of the year, we maintain our expectation to deliver on our target net leverage within the range of 6.8x–7.2x. Looking forward, while we are seeing some limited signs of broader macro-related uncertainty and recessionary risk, we believe our CommScope NEXT actions have enabled the Company to maintain the expectation to deliver Core adjusted EBITDA within the range of $1.35–$1.5 billion for the full year 2023,” said Kyle Lorentzen, Chief Financial Officer.

CommScope NEXT

In 2021, CommScope announced a transformation initiative called CommScope NEXT designed to drive shareholder value through three pillars: profitable growth, operational efficiency and portfolio optimization. As a step toward optimizing its portfolio through CommScope NEXT, as of January 1, 2022, the Company reorganized its internal management and reporting structure to align its portfolio of products and solutions more closely with the markets it serves and bring better performance clarity with its competitive peer set. As a result, the Company is reporting financial performance for the 2022 year based on the following operating segments: (i) Connectivity and Cable Solutions (CCS), (ii) Networking, Intelligent Cellular and Security Solutions (NICS), (iii) Outdoor Wireless Networks (OWN), (iv) Access Network Solutions (ANS) and (v) Home Networks (Home). All prior period amounts have been recast to reflect these operating segment changes.

Also as a step in the CommScope NEXT transformation plan, in 2021, the Company announced a plan to separate the Home Networks business. Due to the impact of the uncertain supply chain environment on the Home Networks business, the Company delayed its separation plan, but it continues to analyze the financial results of its "Core" business separately from Home Networks. As such, in this comparison discussion, reference is made to certain supplementary Core financial measures, which reflect the results of the CCS, OWN, NICS and ANS segments, in the aggregate. Core financial measures exclude the results of the Home segment.

Impacts of Supply Chain Constraints

The negative impacts of COVID-19 on CommScope's financial performance have receded as the Company is seeing a recovery in demand for its products over the past year, but this has created negative indirect consequences such as inflation, shortages in materials and components and increased logistic costs. Prices for certain commodities that it uses have experienced significant volatility as a result of changes in the levels of global demand, supply disruptions and other factors. As a result, the Company has seen a significant increase in costs that has negatively impacted its results of operations. CommScope is also experiencing limited supply of memory devices, capacitors and silicon chips, which has increased its costs and has impacted its ability to deliver products on a timely basis due to extended lead times. The Company is trying to mitigate the increasing component and logistics costs by implementing higher prices on its products and services. CommScope is also mitigating certain shortages by purchasing components in advance and maintaining higher levels of inventory, finding alternate vendors for some components or in certain cases, product redesign. The Company believes the global supply chain challenges and their adverse impact on its business and financial results will continue to improve in the fourth quarter of 2022 but certain shortages could continue into 2023. CommScope also believes certain macroeconomic pressures in the United States and the global economy such as rising interest rates, energy prices and fear about an economic slow-down could impact the timing and amount of capital spending by its customers in 2023 and could negatively impact its results of operations.

Third Quarter Results and Comparisons

Net sales in the third quarter of 2022 increased 13.1% year-over-year to $2.38 billion. Core net sales increased 17.7% year-over-year primarily due to higher net sales in the CCS, NICS and OWN segments.

Net income of $22.9 million, or $0.04 per share, in the third quarter of 2022, improved compared to the prior year period's net loss of $(124.2) million, or $(0.68) per share. Non-GAAP adjusted net income for the third quarter of 2022 was $124.6 million, or $0.50 per share, versus $72.3 million, or $0.29 per share, in the third quarter of 2021.

Non-GAAP adjusted EBITDA increased 34.2% to $347.6 million in the third quarter of 2022 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 14.6% in the third quarter of 2022 compared to 12.3% in the same prior year period. Core segment adjusted EBITDA increased 28.5% to $352.9 million in the third quarter of 2022 compared to the same prior year period. Core segment adjusted EBITDA as a percentage of net sales increased to 17.7% in the third quarter of 2022 compared to 16.2% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Third Quarter Comparisons

Sales by Region

				% Change	% Change
	Q3 2022	Q2 2022	Q3 2021	Sequential	YOY
United States	$1,495.1	$1,424.3	$1,201.8	5.0%	24.4%
Europe, Middle East and Africa	396.0	378.4	418.8	4.7	(5.4)
Asia Pacific	210.9	223.1	228.4	(5.5)	(7.7)
Caribbean and Latin America	148.6	150.4	156.2	(1.2)	(4.9)
Canada	130.8	124.0	100.1	5.5	30.7
Total net sales	$2,381.4	$2,300.2	$2,105.3	3.5%	13.1%

Segment Net Sales

				% Change	% Change
	Q3 2022	Q2 2022	Q3 2021	Sequential	YOY
CCS	$1,007.7	$986.7	$787.6	2.1%	27.9%
NICS	257.9	205.4	207.1	25.6	24.5
OWN	382.1	390.9	357.5	(2.3)	6.9
ANS	342.3	293.3	338.0	16.7	1.3
Core net sales	1,990.0	1,876.3	1,690.2	6.1	17.7
Home	391.4	423.9	415.1	(7.7)	(5.7)
Total net sales	$2,381.4	$2,300.2	$2,105.3	3.5%	13.1%

Segment Operating Income (Loss)

				% Change	% Change
	Q3 2022	Q2 2022	Q3 2021	Sequential	YOY
CCS	$143.2	$111.7	$61.9	28.2%	131.3%
NICS	1.2	(43.7)	(38.8)	NM	NM
OWN	66.7	43.5	42.9	53.3	55.5
ANS	(15.8)	(25.7)	23.4	(38.5)	(167.5)
Core operating income	195.3	85.8	89.4	127.6	118.5
Home	(39.7)	(22.7)	(68.4)	74.9	(42.0)
Total operating income	$155.6	$63.1	$21.0	146.6%	641.0%

Segment Adjusted EBITDA (See "Non-GAAP Financial Measures," below)

				% Change	% Change
	Q3 2022	Q2 2022	Q3 2021	Sequential	YOY
CCS	$188.2	$169.0	$121.1	11.4%	55.4%
NICS	24.7	(15.3)	(8.6)	(261.4)	NM
OWN	82.2	75.3	60.3	9.2	36.3
ANS	57.8	57.8	101.8	—	(43.2)
Core adjusted EBITDA	352.9	286.8	274.6	23.0	28.5
Home	(5.3)	12.8	(15.5)	(141.4)	(65.8)
Total segment adjusted EBITDA	$347.6	$299.6	$259.1	16.0%	34.2%

NM - Not Meaningful
•
CCS - Net sales of $1.008 billion increased 27.9% from the prior year period driven by growth in Network Cable and Connectivity.
•
NICS - Net sales of $257.9 million increased 24.5% from the prior year period driven by growth in Ruckus Networks.
•
OWN - Net sales of $382.1 million increased 6.9% from the prior year period driven by growth in Integrated Solutions and HELIAX products.
•
ANS - Net sales of $342.3 million increased 1.3% from the prior year period driven by growth in Access Technologies.
•
Home - Net sales of $391.4 million decreased 5.7% from the prior year period driven by a decline in Broadband Home Solutions.

Cash Flow and Balance Sheet

•
GAAP cash flow used in operations was $(87.6) million.
•
Non-GAAP adjusted free cash flow was $(91.0) million after adjusting operating cash flow for $23.6 million of additions to property, plant and equipment, $11.5 million of cash paid for restructuring costs and $8.7 million of cash paid for transaction, transformation and integration costs.

•
Ended the quarter with $145.5 million in cash and cash equivalents.
•
As of September 30, 2022, the Company had $105.0 million of outstanding borrowings under its asset-based revolving credit facility and had availability of $779.1 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $924.6 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter 2022 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned separation of the Home Networks business. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Michael McCloskey, CommScope
+1 828-431-9874
Michael.McCloskey@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS, OWN and ANS segments. They do not include the results of the Home segment. The Core segments and the Home segment represent the business segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, targets, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the successful execution of CommScope NEXT; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers that we rely on, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness and increases in interest rates; our ability to generate cash to service our indebtedness; the potential separation of the Home Networks business or any other potential separation, divestiture or discontinuance of a business or product line, including uncertainty regarding the timing of the separation, achieving the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; our dependence on customers’ capital spending on data and communication systems, which could be negatively impacted by a regional or global economic downturn, among other factors; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; possible future impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation as well as political and other risks, including the impact of wars, regional conflicts and terrorism; the potential impact of higher than normal inflation; our ability to comply with governmental anti-corruption laws and regulations and export and import controls and sanctions worldwide; the impact of export and import controls and sanctions worldwide on our supply chain; our ability to compete in international markets due to export and import controls to which we may be subject; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers, supply chain logistics and the global economy; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2021 Annual Report and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net sales	$2,381.4	$2,105.3	$6,910.2	$6,362.6
Cost of sales	1,645.1	1,452.3	4,854.4	4,364.1
Gross profit	736.3	653.0	2,055.8	1,998.5
Operating expenses:
Selling, general and administrative	281.7	314.3	844.9	909.3
Research and development	161.9	167.8	498.0	515.6
Amortization of purchased intangible assets	134.6	153.0	414.3	461.9
Restructuring costs (credits), net	2.5	(3.1)	53.1	100.2
Total operating expenses	580.7	632.0	1,810.3	1,987.0
Operating income	155.6	21.0	245.5	11.5
Other income (expense), net	5.4	(32.3)	6.4	(29.8)
Interest expense	(150.9)	(148.6)	(427.5)	(424.1)
Interest income	0.6	0.5	1.8	1.5
Income (loss) before income taxes	10.7	(159.4)	(173.8)	(440.9)
Income tax (expense) benefit	12.2	35.2	(4.2)	65.3
Net income (loss)	22.9	(124.2)	(178.0)	(375.6)
Series A convertible preferred stock dividends	(14.9)	(14.3)	(44.1)	(43.0)
Net income (loss) attributable to common stockholders	$8.0	$(138.5)	$(222.1)	$(418.6)

Earnings (loss) per share:
Basic	$0.04	$(0.68)	$(1.07)	$(2.06)
Diluted (a)	$0.04	$(0.68)	$(1.07)	$(2.06)
Weighted average shares outstanding:
Basic	208.2	204.2	207.1	203.3
Diluted (a)	211.3	204.2	207.1	203.3
(a) Calculation of diluted income (loss) per share:
Net income (loss) (basic and diluted)	$8.0	$(138.5)	$(222.1)	$(418.6)

Weighted average shares (basic)	208.2	204.2	207.1	203.3
Dilutive effect of equity-based awards	3.1	—	—	—
Denominator (diluted)	211.3	204.2	207.1	203.3

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$145.5	$360.3
Accounts receivable, net of allowance for doubtful accounts of $60.9 and $63.7, respectively	1,675.9	1,532.6
Inventories, net	1,543.9	1,435.8
Prepaid expenses and other current assets	252.1	251.0
Total current assets	3,617.4	3,579.7
Property, plant and equipment, net of accumulated depreciation of $835.0 and $787.4, respectively	611.8	656.3
Goodwill	5,149.6	5,231.7
Other intangible assets, net	2,594.5	3,027.3
Other noncurrent assets	784.5	764.5
Total assets	$12,757.8	$13,259.5
Liabilities and Stockholders' Deficit
Accounts payable	$999.2	$1,160.7
Accrued and other liabilities	990.0	989.8
Current portion of long-term debt	32.0	32.0
Total current liabilities	2,021.2	2,182.5
Long-term debt	9,576.8	9,478.5
Deferred income taxes	180.8	208.2
Other noncurrent liabilities	431.6	490.8
Total liabilities	12,210.4	12,360.0
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,085.4	1,056.1
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,085,386 and 1,056,144, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 208,198,243 and 204,567,294, respectively	2.2	2.2
Additional paid-in capital	2,542.0	2,540.7
Accumulated deficit	(2,393.3)	(2,215.3)
Accumulated other comprehensive loss	(397.1)	(206.4)
Treasury stock, at cost: 12,645,562 shares and 10,970,585 shares, respectively	(291.8)	(277.8)
Total stockholders' deficit	(538.0)	(156.6)
Total liabilities and stockholders' deficit	$12,757.8	$13,259.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating Activities:
Net income (loss)	$22.9	$(124.2)	$(178.0)	$(375.6)
Adjustments to reconcile net income (loss) to net cash generated by (used in) operating activities:
Depreciation and amortization	172.8	203.0	529.1	595.8
Equity-based compensation	16.4	21.0	45.3	61.0
Deferred income taxes	(49.0)	(77.0)	(75.2)	(158.1)
Changes in assets and liabilities:
Accounts receivable	(104.6)	137.7	(191.0)	(36.2)
Inventories	(1.9)	(108.6)	(153.3)	(173.5)
Prepaid expenses and other assets	(6.8)	(21.3)	(4.7)	11.0
Accounts payable and other liabilities	(126.0)	1.5	(154.8)	170.5
Other	(11.4)	35.0	(14.1)	39.8
Net cash generated by (used in) operating activities	(87.6)	67.1	(196.7)	134.7
Investing Activities:
Additions to property, plant and equipment	(23.6)	(36.0)	(78.7)	(96.2)
Proceeds from sale of property, plant and equipment	0.1	1.3	0.1	2.6
Payments upon settlement of net investment hedge	—	—	—	(18.0)
Other	0.1	—	16.0	—
Net cash used in investing activities	(23.4)	(34.7)	(62.6)	(111.6)
Financing Activities:
Long-term debt repaid	(76.0)	(1,258.0)	(252.0)	(1,274.0)
Long-term debt proceeds	123.0	1,250.0	333.0	1,250.0
Debt issuance costs	—	(9.6)	—	(9.6)
Debt extinguishment costs	—	(34.4)	—	(34.4)
Dividends paid on Series A convertible preferred stock	(14.9)	(14.3)	(14.9)	(43.0)
Proceeds from the issuance of common shares under equity-based compensation plans	0.1	1.6	0.1	5.5
Tax withholding payments for vested equity-based compensation awards	(0.1)	(0.1)	(14.0)	(24.7)
Other	0.8	2.6	2.2	2.5
Net cash generated by (used in) financing activities	32.9	(62.2)	54.4	(127.7)
Effect of exchange rate changes on cash and cash equivalents	(5.7)	(4.9)	(9.9)	(5.8)
Change in cash and cash equivalents	(83.8)	(34.7)	(214.8)	(110.4)
Cash and cash equivalents at beginning of period	229.3	446.2	360.3	521.9
Cash and cash equivalents at end of period	$145.5	$411.5	$145.5	$411.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended	Three Months Ended		Nine Months Ended
	June 30,	September 30,		September 30,
	2022	2022	2021	2022	2021
Net income (loss), as reported	$(61.0)	$22.9	$(124.2)	$(178.0)	$(375.6)
Income tax expense (benefit)	(14.5)	(12.2)	(35.2)	4.2	(65.3)
Interest income, as reported	(0.5)	(0.6)	(0.5)	(1.8)	(1.5)
Interest expense, as reported	140.1	150.9	148.6	427.5	424.1
Other (income) expense, as reported	(1.0)	(5.4)	32.3	(6.4)	29.8
Operating income, as reported	$63.1	$155.6	$21.0	$245.5	$11.5
Adjustments:
Amortization of purchased intangible assets	139.0	134.6	153.0	414.3	461.9
Restructuring costs (credits), net	38.5	2.5	(3.1)	53.1	100.2
Equity-based compensation	12.3	16.4	21.0	45.3	61.0
Transaction, transformation and integration costs	14.9	5.9	26.2	36.4	62.7
Acquisition accounting adjustments	1.8	1.8	2.8	5.4	9.0
Patent claims and litigation settlements	1.0	0.1	5.0	2.3	46.5
Reserve (recovery) for Russian accounts receivable	(1.7)	(1.1)	—	2.7	—
Depreciation	30.7	31.8	33.2	95.5	103.6
Total adjustments to operating income	236.5	192.0	238.1	655.0	844.9
Non-GAAP adjusted EBITDA	$299.6	$347.6	$259.1	$900.5	$856.4

Net income (loss), as reported	$(61.0)	$22.9	$(124.2)	$(178.0)	$(375.6)
Adjustments:
Total pretax adjustments to adjusted EBITDA	205.8	160.2	204.9	559.5	741.3
Pretax amortization of debt issuance costs and OID (1)	6.4	6.4	16.7	19.3	30.2
Pretax loss on debt transactions (2)	—	—	34.4	—	34.4
Tax effects of adjustments and other tax items (2)	(50.8)	(64.9)	(59.5)	(111.3)	(164.1)
Non-GAAP adjusted net income	$100.5	$124.6	$72.3	$289.5	$266.2
GAAP EPS, as reported (3)	$(0.36)	$0.04	$(0.68)	$(1.07)	$(2.06)
Non-GAAP adjusted diluted EPS (4)	$0.41	$0.50	$0.29	$1.16	$1.08

(1) Included in interest expense.

(2) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(3) For all periods presented, GAAP EPS was calculated using net loss attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(4) Diluted shares used in the calculation of non-GAAP adjusted diluted EPS are 247.6 million for the three months ended June 30, 2022, 250.8 million and 247.1 million for the three months ended September 30, 2022 and 2021, respectively, and 248.6 million and 246.5 million for the nine months ended September 30, 2022 and 2021, respectively.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
				% Change	% Change
	Q3 2022	Q2 2022	Q3 2021	Sequential	YOY
United States	$1,495.1	$1,424.3	$1,201.8	5.0%	24.4%
Europe, Middle East and Africa	396.0	378.4	418.8	4.7	(5.4)
Asia Pacific	210.9	223.1	228.4	(5.5)	(7.7)
Caribbean and Latin America	148.6	150.4	156.2	(1.2)	(4.9)
Canada	130.8	124.0	100.1	5.5	30.7
Total net sales	$2,381.4	$2,300.2	$2,105.3	3.5%	13.1%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
				% Change	% Change
	Q3 2022	Q2 2022	Q3 2021	Sequential	YOY
CCS	$1,007.7	$986.7	$787.6	2.1%	27.9%
NICS	257.9	205.4	207.1	25.6	24.5
OWN	382.1	390.9	357.5	(2.3)	6.9
ANS	342.3	293.3	338.0	16.7	1.3
Core net sales (1)	1,990.0	1,876.3	1,690.2	6.1	17.7
Home	391.4	423.9	415.1	(7.7)	(5.7)
Total net sales	$2,381.4	$2,300.2	$2,105.3	3.5%	13.1%

Segment Adjusted EBITDA (2)
				% Change	% Change
	Q3 2022	Q2 2022	Q3 2021	Sequential	YOY
CCS	$188.2	$169.0	$121.1	11.4%	55.4%
NICS	24.7	(15.3)	(8.6)	(261.4)	NM
OWN	82.2	75.3	60.3	9.2	36.3
ANS	57.8	57.8	101.8	—	(43.2)
Core adjusted EBITDA (1)	352.9	286.8	274.6	23.0	28.5
Home	(5.3)	12.8	(15.5)	(141.4)	(65.8)
Total segment adjusted EBITDA	$347.6	$299.6	$259.1	16.0%	34.2%

NM - Not Meaningful
(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate. Core financial measures exclude the results of our Home segment.
(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Third Quarter 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$143.2	$1.2	$66.7	$(15.8)	$(39.7)	$155.6
Amortization of purchased intangible assets	24.1	14.7	8.1	61.7	26.0	134.6
Restructuring costs, net	0.7	0.4	1.1	0.2	0.1	2.5
Equity-based compensation	4.0	3.7	1.9	4.3	2.5	16.4
Transaction, transformation and integration costs	2.2	0.6	0.9	0.9	1.2	5.9
Acquisition accounting adjustments	—	0.5	—	0.8	0.4	1.8
Patent claims and litigation settlements	0.1	—	—	—	—	0.1
Reserve for Russian accounts receivable	(1.0)	—	—	—	—	(1.1)
Depreciation	14.8	3.6	3.5	5.7	4.2	31.8
Segment adjusted EBITDA	$188.2	$24.7	$82.2	$57.8	$(5.3)	$347.6
Segment adjusted EBITDA % of sales	18.7%	9.6%	21.5%	16.9%	(1.4%)	14.6%

Second Quarter 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$111.7	$(43.7)	$43.5	$(25.7)	$(22.7)	$63.1
Amortization of purchased intangible assets	27.4	15.2	8.2	62.0	26.2	139.0
Restructuring costs, net	10.3	5.8	17.3	4.8	0.3	38.5
Equity-based compensation	3.0	2.7	1.4	3.2	2.0	12.3
Transaction, transformation and integration costs	3.5	1.0	1.5	7.4	1.6	14.9
Acquisition accounting adjustments	—	0.5	—	0.8	0.4	1.8
Patent claims and litigation settlements	—	—	—	—	1.0	1.0
Reserve for Russian accounts receivable	(1.2)	(0.3)	(0.1)	—	—	(1.7)
Depreciation	14.3	3.5	3.6	5.4	3.9	30.7
Segment adjusted EBITDA	$169.0	$(15.3)	$75.3	$57.8	$12.8	$299.6
Segment adjusted EBITDA % of sales	17.1%	(7.4%)	19.3%	19.7%	3.0%	13.0%

Third Quarter 2021 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$61.9	$(38.8)	$42.9	$23.4	$(68.4)	$21.0
Amortization of purchased intangible assets	39.1	18.0	8.2	61.7	26.0	153.0
Restructuring costs (credits), net	(4.6)	(0.1)	0.4	1.0	0.2	(3.1)
Equity-based compensation	5.1	4.6	2.2	5.6	3.5	21.0
Transaction, transformation and integration costs	5.8	2.0	2.7	3.0	12.8	26.2
Acquisition accounting adjustments	—	1.0	—	1.2	0.5	2.8
Patent claims and litigation settlements	—	—	—	—	5.0	5.0
Depreciation	13.6	4.7	3.9	6.0	5.0	33.2
Segment adjusted EBITDA	$121.1	$(8.6)	$60.3	$101.8	$(15.5)	$259.1
Segment adjusted EBITDA % of sales	15.4%	(4.2%)	16.9%	30.1%	(3.7%)	12.3%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Cash flow from operations	$67.1	$(12.4)	$(14.6)	$(94.6)	$(87.6)
Capital expenditures	(36.0)	(35.1)	(27.4)	(27.7)	(23.6)
Free cash flow	31.1	(47.5)	(42.0)	(122.3)	(111.2)
Transaction, transformation and integration costs	26.3	16.9	10.0	13.0	8.7
Restructuring costs, net	6.9	3.7	7.9	18.7	11.5
Adjusted free cash flow	$64.3	$(26.9)	$(24.1)	$(90.6)	$(91.0)

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Gross profit, as reported	$653.0	$685.8	$636.3	$683.2	$736.3
Equity-based compensation	3.5	3.0	2.2	1.6	2.2
Acquisition accounting adjustments	2.8	2.4	2.0	1.8	1.8
Patent claims and litigation settlements	5.0	(14.8)	1.2	1.0	0.1
Adjusted gross profit	$664.3	$676.4	$641.7	$687.6	$740.4
Adjusted gross profit as % of sales	31.6%	30.4%	28.8%	29.9%	31.1%

GAAP to Non-GAAP Adjusted Operating Expense
	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Selling, general and administrative, as reported	$314.3	$324.6	$286.0	$277.2	$281.7
Research and development, as reported	167.8	167.6	170.7	165.4	161.9
Operating expenses	$482.1	$492.2	$456.7	$442.6	$443.6
Equity-based compensation	17.5	15.6	14.3	10.7	14.2
Transaction, transformation and integration costs	26.2	27.6	11.8	14.9	5.9
Reserve (recovery) for Russian accounts receivable	—	—	5.4	(1.7)	(1.1)
Adjusted operating expense	$438.4	$449.0	$425.2	$418.7	$424.6
Adjusted operating expense as % of sales	20.8%	20.2%	18.9%	18.2%	17.8%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

	Outlook Range
	2022		2023		2024
Core segment operating income (1)	$457	$525	$825	$947	$1,135	$1,305
Adjustments:
Amortization of purchased intangible assets	442	442	325	326	255	255
Equity-based compensation	50	55	55	60	60	65
Restructuring costs, net and transaction, transformation and integration costs	85	110	30	50	30	50
Acquisition accounting adjustments	5	6	1	1	—	—
Depreciation	111	112	114	116	120	125
Total adjustments to core operating income (1)	693	725	525	553	465	495
Core segment adjusted EBITDA	$1,150	$1,250	$1,350	$1,500	$1,600	$1,800

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate. Core financial measures exclude the results and performance of the Home segment.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, debt extinguishments, additional transaction, transformation and integration costs, foreign exchange rate fluctuations and other gains or losses related to events that are not currently known or measurable.

See Caution Regarding Forward-Looking Statements and Description of Non-GAAP Financial Measures.